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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST
                                       OF
                        PITTSBURGH HOME CAPITAL TRUST I


        THIS Certificate of Trust of Pittsburgh Home Capital Trust I (the "Trust"), dated as of December 19, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

        1. Name. The name of the business trust formed hereby is Pittsburgh Home Capital Trust I.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                    THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust


                    By:    ____________________________________
                           Name:
                           Title:

                    J. ARDIE DILLEN, not in his individual
                    capacity but solely as trustee of the Trust



                    ___________________________________________
                    MICHAEL J. KIRK, not in his individual
                    capacity but solely as trustee of the Trust



                    ___________________________________________
                    GREGORY C. MAXCY, not in his individual
                    capacity but solely as trustee of the Trust



                    ___________________________________________